Exhibit 99.1

REXFORD INDUSTRIAL announces Fourth QUARTER and FUll Year 2014 financial RESULTS

– Reports Recurring FFO of $0.21 Per Diluted Share for Fourth Quarter, Up 11% From Prior Year Period –

– Consolidated NOI Up 67% Compared to Fourth Quarter 2013 –

– Stabilized Same Property Portfolio Occupancy At 93.7%, Up 400 Basis Points Year-Over-Year –

– Acquires Nearly $400 Million Of Property During 2014 –

Los Angeles, California – February 26, 2015 – Rexford Industrial Realty, Inc. (the “Company” or “Rexford Industrial”) (NYSE: REXR), a real estate investment trust (“REIT”) that specializes in acquiring, owning and operating industrial properties located in Southern California infill markets, today announced financial results for the fourth quarter and full year 2014.

Fourth Quarter and Full Year 2014 Financial and Operational Highlights:

•	Reported Recurring Funds From Operations (FFO) of $0.21 per diluted share for the quarter ended December 31, 2014. Adjusting for non-recurring items, FFO was $0.19 per diluted share.
•	Total rental revenues of $19.6 million increased 57.3% year-over-year. Property Net Operating Income (NOI) of $13.9 million increased 66.9% year-over-year.
•	Signed new and renewal leases totaling approximately 430,495 square feet. Rental rates on new and renewal leases were 11.8% higher than prior rents on a GAAP basis and 1.9% higher on a cash basis.
•

Stabilized Same Property Portfolio occupancy was 93.7%, an increase of 400 basis points year-over-year. Total Same Property Portfolio occupancy was 92.1%, an increase of 230 basis points year-over-year.

•	At December 31, 2014, the consolidated portfolio was 90.7% occupied, an increase of 100 bps year-over-year.
•

Same Property Portfolio NOI increased 10.7% in the fourth quarter of 2014 compared to the fourth quarter of 2013, driven by an 8.8% increase in Same Property Portfolio revenue, while Same Property Portfolio operating expenses increased by 4.1%. Same Property Portfolio Cash NOI increased 9.7% compared to the fourth quarter 2013.  Adjusting for some one-time charges which benefited Same Property Portfolio NOI during the quarter, Same Property Portfolio revenue growth would have been 5.6%, and Same Property Portfolio NOI growth would have been 6.2%.

•

During the fourth quarter 2014, the Company acquired 12 industrial properties, totaling approximately 1.2 million square feet, for an aggregate cost of $136.2 million. For the full year the Company has acquired 36 industrial properties totaling approximately 3.74 million square feet, for an aggregate cost of approximately $396.8 million.

“Our fourth quarter 2014 financial results, including leasing metrics and portfolio performance, reflect the strong fundamentals that are driving our core Southern California infill industrial markets, as well as the hard work and dedication of the entire Rexford team,” stated Michael Frankel and Howard Schwimmer, Rexford Industrial’s Co-Chief Executive Officers. “In 2014, we successfully acquired nearly $400 million of industrial properties, continuing to demonstrate the tremendous opportunity we have in executing our growth strategies, with many of these investments providing solid initial returns with incremental upside from leasing, re-tenanting, or redevelopment.  With our recently completed equity offering in January, we have ample financial capacity and a strong balance sheet that will allow us to continue to pursue our active pipeline of attractive growth opportunities in 2015 and beyond.”

Financial Results:

Financial results for the three months ended December 31, 2014 and 2013, the year ended December 31, 2014, and for the period from July 24, 2013, through December 31, 2013, contain the consolidated results of the Company. Financial results for the period from January 1, 2013, through July 23, 2013, contain the combined results of Rexford Industrial’s predecessor entities. For comparative purposes, we have combined the results of the Company and Rexford Industrial’s predecessor entities.

The Company reported net income of $0.1 million (income of $0.1 million before non-controlling interests), for the three months ended December 31, 2014. This compares to net loss of $0.9 million (net loss of $1.0 million before non-controlling interests) for the three months ending December 31, 2013.

The Company reported net income of $0.9 million (income of $1.0 million before non-controlling interests) for the year ended December 31, 2014. In comparison, the Company and Rexford Industrial’s predecessor entities reported a loss of $4.9 million (loss of $5.0 million before non-controlling interests) for the year ended December 31, 2013.

The Company reported Company share of Recurring FFO of $9.0 million, or $0.21 per diluted share of common stock, for the three months ended December 31, 2014. This compares to Company share of Recurring FFO of $4.9 million, or $0.19 per diluted share of common stock, for the three months ending December 31, 2013. Including non-recurring expenses and acquisition expenses of $0.8 million incurred during the fourth quarter, Company share of FFO was $8.2 million, or $0.19 per diluted share of common stock.

For the year ended December 31, 2014, the Company reported Company share of Recurring FFO of $28.0 million, or $0.89 per diluted share of common stock. Including non-recurring expenses and acquisition expenses of $2.6 million incurred during 2014, Company share of FFO was $25.6 million, or $0.81 per diluted share of common stock.

Operating Results:

For the three months ended December 31, 2014, the Company’s Same Property Portfolio NOI increased 10.7% compared to the fourth quarter of 2013, driven by an 8.8% increase in Same Property Portfolio rental revenue, while Same Property Portfolio expenses increased by only 4.1%. Same Property Portfolio Cash NOI increased 9.7% compared to the fourth quarter 2013. Adjusting for some one-time charges which benefited Same Property Portfolio NOI during the quarter, Same Property Portfolio revenue growth would have been 5.6%, and Same Property Portfolio NOI growth would have been 6.2%.

In the fourth quarter, the Company signed 99 new and renewal leases in its consolidated portfolio, totaling 430,495 square feet. Average rental rates on comparable new and renewal leases were up 11.8% on a GAAP basis and up 1.9% on a cash basis. The Company signed 43 new leases for 201,269 square feet, with GAAP rents up 10.7% compared to the prior in place leases. The Company signed 56 renewal leases for 229,226 square feet, with GAAP rents up 12.4% compared to the prior in place leases. For the 43 new leases, cash rents were down 0.7%, and for the 56 renewal leases, cash rents were up 3.6%, compared to the ending cash rents for the prior leases.

The Company has included in a supplemental information package detailing the results and operating statistics that reflect the activities of the Company for the three months ended December 31, 2014. See below for information regarding the supplemental information package.

Transaction Activity:

In the fourth quarter, the Company acquired 12 industrial properties totaling approximately 1,196,149 square feet, for an aggregate cost of $136.2 million, as detailed below. All but one of the acquisitions were off-market or lightly marketed sales.

In November 2014, the Company acquired 679-691 S Anderson St, a 47,490 square foot, two-story industrial building in downtown Los Angeles for $6.5 million, or approximately $137 per square foot.

In November 2014, the Company acquired 7900 Nelson Road, a 203,082 square foot single tenant industrial building in the San Fernando Valley for $24.3 million, or approximately $120 per square foot.

In December 2014, the Company acquired two industrial buildings, located at 10509 Business Drive and 13231 Slover Avenue in Fontana containing an aggregate of 240,251 square feet from a single seller for $16.7 million, or approximately $69 per square foot.

In December 2014, the Company acquired 240 W. Ivy, a 45,685 square foot industrial building near LAX for approximately $5.9 million, or approximately $129 per square foot.

In December 2014, the Company acquired a five-property industrial portfolio in Oxnard, the largest industrial market in Ventura County, containing an aggregate of 408,224 square feet for $38.7 million, or approximately $95 per square foot.

In December 2014, the Company acquired a three-building industrial complex located at 11120, 11160 and 11200 Hindry Avenue at LAX, consisting of three multi-tenant industrial buildings, with a total of 63,654 square feet for $11.9 million, or approximately $187 per square foot.

In December 2014, the Company acquired 6970-7170 & 7310-7374 Convoy Court, Kearny Mesa in Central San Diego County, consisting of 13 multi-tenant industrial buildings with a total of 187,763 square feet for $32.3 million, or approximately $172 per square foot.

Subsequent to the end of the quarter, in January 2015, the Company acquired 12907 Imperial Highway, a 101,080 square foot property in Santa Fe Springs, for $12.2 million, or approximately $120 per square foot and 8902-8940 Activity Road, a 112,500 square foot business park within the Central San Diego submarket for $18.5 million, or approximately $164 per square foot.

Balance Sheet

At December 31, 2014, the Company had $357.1 million of debt outstanding, with an average interest rate of 1.95% and an average term-to-maturity of 3.6 years. Approximately $13.3 million of debt was fixed-rate with an average interest rate of 5.10% and an average term-to-maturity of 4.2 years, and the remaining debt was floating-rate, with an average interest rate of LIBOR+1.65% and an average term-to-maturity of 3.5 years.

The Company has executed two forward interest rate swaps that will effectively fix the annual rate on the $60 million term loan in the future as follows (i) $30 million at 3.762% from 1/15/15 to 2/15/19 and (ii) $30 million at 3.91% from 7/15/15 to 2/15/19. The Company has executed two forward interest rate swaps that will effectively fix the annual interest rate on the $100 million term loan in the future as follows: (i) $50 million at 1.79% plus the applicable term loan facility margin from 8/14/15 to 12/14/18, and (ii) $50 million at 2.005% plus the applicable term loan facility margin from 2/16/16 to 12/14/18. If the Company’s swaps were effective as of December 31, 2014, its consolidated debt would be 49% fixed and 51% variable.

Subsequent to the end of the quarter, in January the Company issued 11.5 million shares of its common stock at $16.00 per share, raising net proceeds of approximately $176.6 million after deducting the underwriting discount. Proceeds from the offering were used to reduce the balance outstanding on the Company’s unsecured revolving credit facility, to fund acquisitions and for general corporate purposes.

Dividend

On February 26, 2015, the Board of Directors declared a dividend of $0.12 per share for the first quarter of 2015, payable in cash on April 15, 2015 to stockholders and unit holders of record on March 31, 2015.

Outlook

In 2015, the Company expects: i) same property portfolio NOI growth within a range of 5% to 7%; ii) year-end same property portfolio occupancy within a range of 93% to 94%; iii) G&A of $14.5 to $15.5 million, and; iv) acquisitions of $250 million, or more.

Earnings Release, Investor Conference Webcast and Conference Call:

The Company will host a webcast and conference call on Thursday February 26, 2015 at 5:00 p.m. Eastern time to review fourth quarter results and discuss recent events. The live webcast will be available on the Company’s investor relations website at www.ir.rexfordindustrial.com. To participate in the call, please dial 877-407-0789 (domestic) or 201-689-8562 (international). A replay of the conference call will be available through December March 26, 2015, by dialing 877-870-5176 (domestic) or 858-384-5517 (international) and entering the pass code 13600268.

About Rexford Industrial:

Rexford Industrial is a real estate investment trust focused on owning and operating industrial properties in Southern California infill markets. The Company owns interests in 101 properties with approximately 10.5 million rentable square feet and manages an additional 19 properties with approximately 1.17 million rentable square feet.

For additional information, visit www.rexfordindustrial.com.

Forward Looking Statements:

This press release may contain forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company's good faith beliefs, assumptions and expectations, they are not guarantees of future performance. For a further discussion of these and other factors that could cause the Company's future results to differ materially from any forward-looking statements, see the reports and other filings by the Company with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Definitions / Discussion of Non-GAAP Financial Measures:

Funds from Operations (FFO): We calculate FFO before non-controlling interest in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions, other than temporary impairments of unconsolidated real estate entities, and impairment on our investment in real estate, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity, and is not indicative of funds available for our cash needs, including our ability to pay dividends. A reconciliation of FFO before noncontrolling interest to net income, the nearest GAAP equivalent, is set forth below.

Recurring Funds from Operations (Recurring FFO): We calculate Recurring FFO by adjusting FFO to exclude the effect of non-recurring expenses and acquisition expenses. A reconciliation of FFO to Recurring FFO is set forth below.

Net Operating Income (NOI): Includes the revenue and expense directly attributable to our real estate properties calculated in accordance with GAAP. Calculated as total revenue from real estate operations including i) rental revenues ii) tenant reimbursements, and iii) other income less property expenses (before interest expense, depreciation and amortization). We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs.

NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of NOI for our Same Property Portfolio, as well as a reconciliation of NOI for our Same Property Portfolio to net income for our Same Property Portfolio, is set forth below.

Cash NOI: Cash NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI i) fair value lease revenue and ii) straight-line rent adjustment. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of Cash NOI for our Same Property Portfolio, as well as a reconciliation of Cash NOI for our Same Property Portfolio to net income for our Same Property Portfolio, is set forth below.

Same Property Portfolio: Determined independently for each period presented. Our Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly-owned by us during the entire span of both periods being compared. Therefore, we excluded from our Same Properties Portfolio any properties that were acquired or sold during the period from October 1, 2013 through December 31, 2014. The Company’s computation of same property performance may not be comparable to other REITs.

Stabilized Same Property Portfolio: Our Stabilized Same Property Portfolio represents the properties included in our Same Property Portfolio, adjusted to exclude spaces that were under repositioning. As of December 31, 2014, spaces aggregating 88,399 square feet were under repositioning.

Contact:

Investor Relations:

Stephen Swett or Rodny Nacier

424 256 2153 ext 401

investorrelations@rexfordindustrial.com

Rexford Industrial Realty, Inc.

Consolidated Balance Sheets (Unaudited)

	Year Ended December 31,
	2014	2013
ASSETS
Land	$368,033,000	$216,078,000
Buildings and improvements	541,736,000	311,118,000
Tenant improvements	21,404,000	13,239,000
Furniture, fixtures, and equipment	188,000	188,000
Total real estate held for investment	931,361,000	540,623,000
Accumulated depreciation	(76,884,000)	(58,950,000)
Investments in real estate, net	854,477,000	481,673,000
Cash and cash equivalents	8,606,000	8,997,000
Restricted cash	-	325,000
Notes receivable	13,137,000	13,139,000
Rents and other receivables, net	1,812,000	917,000
Deferred rent receivable, net	5,014,000	3,637,000
Deferred leasing costs, net	3,608,000	2,153,000
Deferred loan costs, net	2,789,000	1,597,000
Acquired lease intangible assets, net	28,136,000	13,508,000
Acquired indefinite-lived intangible	5,271,000	5,271,000
Other assets	3,800,000	2,309,000
Acquisition related deposits	2,110,000	1,510,000
Investment in unconsolidated real estate entities	4,018,000	5,687,000
Assets associated with real estate held for sale	-	13,952,000
Total Assets	$932,778,000	$554,675,000
LIABILITIES & EQUITY
Liabilities
Notes payable	$357,106,000	$192,491,000
Accounts payable, accrued expenses and other liabilities	11,304,000	5,783,000
Dividends payable	5,244,000	5,368,000
Acquired lease intangible liabilities, net	3,016,000	1,143,000
Tenant security deposits	8,768,000	6,099,000
Prepaid rents	1,463,000	1,426,000
Liabilities associated with real estate held for sale	-	596,000
Total Liabilities	386,901,000	212,906,000
Equity
Rexford Industrial Realty, Inc. stockholders' equity
Common Stock, $0.01 par value 490,000,000 authorized and 43,702,442 and 25,559,886 outstanding as of December 31, 2014 and December 31, 2013, respectively	434,000	255,000
Additional paid in capital	542,318,000	311,936,000
Cumulative distributions in excess of earnings	(21,673,000)	(5,993,000)
Accumulated other comprehensive loss	(1,331,000)	-
Total stockholders' equity	519,748,000	306,198,000
Noncontrolling interests	26,129,000	35,571,000
Total Equity	545,877,000	341,769,000
Total Liabilities and Equity	$932,778,000	$554,675,000

Rexford Industrial Realty, Inc. and

Rexford Industrial Realty, Inc. Predecessor

Consolidated and Combined Statements of Operations (Unaudited)

	Rexford Industrial Realty, Inc.		Rexford Industrial Realty, Inc. Predecessor
	Year Ended December 31, 2014	Period from July 24, 2013 to December 31, 2013	Period From January 1, 2013 to July 23, 2013
RENTAL REVENUES
Rental revenues	$56,636,000	$18,449,000	$19,206,000
Tenant reimbursements	7,661,000	2,161,000	2,212,000
Management, leasing and development services	860,000	534,000	444,000
Other income	307,000	93,000	187,000
TOTAL RENTAL REVENUES	65,464,000	21,237,000	22,049,000
Interest income	1,117,000	381,000	698,000
TOTAL REVENUES	66,581,000	21,618,000	22,747,000
OPERATING EXPENSES
Property expenses	18,382,000	6,396,000	5,924,000
General and administrative	12,144,000	5,327,000	4,420,000
Depreciation and amortization	28,608,000	8,686,000	7,022,000
TOTAL OPERATING EXPENSES	59,134,000	20,409,000	17,366,000
OTHER (INCOME) EXPENSE
Acquisition expenses	2,038,000	540,000	724,000
Interest expense	6,400,000	1,763,000	9,395,000
Gain on mark-to-market of interest rate swaps	-	-	(49,000)
TOTAL OTHER EXPENSE	8,438,000	2,303,000	10,070,000
TOTAL EXPENSES	67,572,000	22,712,000	27,436,000
Equity in income (loss) from unconsolidated real estate entities	(29,000)	92,000	(915,000)
Gain from early repayment of note receivable	-	-	1,365,000
Loss on extinguishment of debt	-	-	(3,955,000)
Loss on sale of real estate	(150,000)	-	-
NET LOSS FROM CONTINUING OPERATIONS	(1,170,000)	(1,002,000)	(8,194,000)
DISCONTINUED OPERATIONS
Income (loss) from discontinued operations before gain on sale of real estate and loss on extinguishment of debt	21,000	291,000	(809,000)
Loss on extinguishment of debt	-	-	(267,000)
Gain on sale of real estate	2,125,000	-	4,989,000
INCOME FROM DISCONTINUED OPERATIONS	2,146,000	291,000	3,913,000
NET INCOME (LOSS)	976,000	(711,000)	(4,281,000)

NET INCOME (LOSS) ATTRIBUTABLE TO:
Common stockholders	$794,000	$(654,000)	$(4,266,000)
Noncontrolling interests	80,000	(86,000)	(15,000)
Participating securities	102,000	29,000	-
NET INCOME (LOSS)	$976,000	$(711,000)	$(4,281,000)

Net income (loss) available to common stockholders per share - basic and diluted	$0.02	$(0.03)

Rexford Industrial Realty, Inc. and

Rexford Industrial Realty, Inc. Predecessor

Same Property Portfolio Statements of Operations and NOI Reconciliation (Unaudited and in thousands)

Same Property Portfolio Statement of Operations:

	Three Months Ended December 31,				Year Ended December 31,
	2014	2013	$ Change	% Change	2014	2013 (1)	$ Change	% Change
Rental Revenues
Rental revenues	$10,830	$10,193	$637	6.2%	$33,156	$31,796	$1,360	4.3%
Tenant reimbursements	1,325	1,132	193	17.0%	3,720	3,355	365	10.9%
Other operating revenues	211	43	168	390.7%	262	234	28	12.0%
Total rental revenues	12,366	11,368	998	8.8%	37,138	35,385	1,753	5.0%
Interest income	282	190	92	48.4%	1,118	1,016	102	10.0%
Total Revenues	12,648	11,558	1,090	9.4%	38,256	36,401	1,855	5.1%
Operating Expenses
Property expenses	3,507	3,368	139	4.1%	10,326	9,807	519	5.3%
Depreciation and amortization	4,188	5,529	(1,341)	(24.3)%	13,299	12,566	733	5.8%
Total Operating Expenses	7,695	8,897	(1,202)	(13.5)%)	23,625	22,373	1,252	5.6%
Other (Income) Expense
Interest expense	220	290	(70)	(24.1)%	161	9,193	(9,032)	(98.2)%
Total Other Expense	220	290	(70)	(24.1)%	161	9,193	(9,032)	(98.2)%
Total Expenses	7,915	9,187	(1,272)	(13.8)%	23,786	31,566	(7,780)	(24.6)%
Loss on extinguishment of debt	-	-	-		-	(3,451)	3,451	(100.0)%
Net Income (Loss)	$4,733	$2,371	$2,362	(99.6)%	$14,470	$1,384	$13,086	(945.5)%

Same Property Portfolio NOI Reconciliation:

	Three Months Ended December 31,				Year Ended December 31,
NOI	2014	2013	$ Change	% Change	2014	2013 (1)	$ Change	% Change
Net Income (Loss)	$4,733	$2,371			$14,470	$1,384
Add:
Interest expense	220	290			161	9,193
Depreciation and amortization	4,188	5,529			13,299	12,566
Deduct:
Loss on extinguishment of debt	-	-			-	(3,451)
Interest income	282	190			1,118	1,016
NOI	8,859	8,000	859	10.7%	26,812	25,578	$1,234	4.8%
Straight-line rents	(389)	(267)			(438)	(350)
Amort. above/below market leases	97	80			136	162
Cash NOI	$8,567	$7,813	$754	9.7%	$26,510	$25,390	$1,120	4.4%

(1)

Includes the results of operations for Rexford Industrial Realty, Inc. Predecessor for the period from January 1, 2013 to July 23, 2013 and the Company for the period from July 24, 2013 to December 31, 2013.

Same Property Portfolio NOI Reconciliation Continued:

	Three Months Ended December 31,				Year Ended December 31,
	2014	2013	$ Change	% Change	2014	2013 (1)	$ Change	% Change
Rental revenues	$10,830	$10,193	$637	6.2%	$33,156	$31,796	$1,360	4.3%
Tenant reimbursements	1,325	1,132	193	17.0%	3,720	3,355	365	10.9%
Other operating revenues	211	43	168	390.7%	262	234	28	12.0%
Total rental revenue	12,366	11,368	998	8.8%	37,138	35,385	1,753	5.0%

Property expenses	3,507	3,368	139	4.1%	10,326	9,807	519	5.3%
NOI	$8,859	$8,000	$859	10.7%	$26,812	$25,578	$1,234	4.8%

Straight-line rents	(389)	(267)	(122)	45.7%	(438)	(350)	(88)	25.1%
Amort. above/below market leases	97	80	17	21.3%	136	162	(26)	(16.0)%
Cash NOI	$8,567	$7,813	$754	9.7%	$26,510	$25,390	$1,120	4.4%

Same Property Portfolio Rollforward:

	Three Month Same Property Portfolio Rollforward				Twelve Month Same Property Portfolio Rollforward
	# of Properties	Square Feet	Wtd Avg. Occupancy		# of Properties	Square Feet	Wtd Avg. Occupancy
			2014	2013			2014	2013
Period ended Sept. 30, 2014 and 2013	53	5,099,658	90.4%	87.9%	49	4,363,498	89.2%	87.4%
Additions(2)	3	221,649			0	0
Deductions	0	0			0	0
Period ended Dec. 31, 2014 and 2013	56	5,321,307	92.1%	89.8%	49	4,363,498	90.9%	89.7%

Same Property Portfolio Occupancy:

	Three Months Ended December 31,				Year Ended December 31,
	2014		2013		2014		2013
	Same Property	Stabilized Same	Same Property	Stabilized Same	Same Property	Stabilized Same	Same Property	Stabilized Same
Occupancy:	Portfolio	Property Portfolio(3)	Portfolio	Property Portfolio(3)	Portfolio	Property Portfolio(3)	Portfolio	Property Portfolio(3)
Los Angeles County	94.6%	97.5%	90.1%	89.8%	92.8%	96.6%	89.6%	89.2%
Orange County	98.5%	98.5%	95.7%	95.7%	98.5%	98.5%	95.7%	95.7%
San Bernardino County	87.6%	87.6%	87.5%	87.5%	88.2%	88.2%	88.4%	88.4%
Ventura County	92.5%	92.5%	97.7%	97.7%	92.5%	92.5%	97.7%	97.7%
San Diego County	81.7%	81.7%	82.8%	82.8%	79.9%	79.9%	81.6%	81.6%
Total/Weighted Average	92.1%	93.7%	89.8%	89.7%	90.9%	92.7%	89.7%	89.5%

(1)

Includes the results of operations for Rexford Industrial Realty, Inc. Predecessor for the period from January 1, 2013 to July 23, 2013 and the Company for the period from July 24, 2013 to December 31, 2013.

(2)	Reflects the addition of Orion, Tarzana and La Jolla Sorrento to the Same Property Portfolio for the three months ended December 31, 2014.
(3)	Reflects the occupancy of our Same Property Portfolio adjusted for spaces aggregating 88,399 square feet that were under repositioning as of December 31, 2014.

Rexford Industrial Realty, Inc.

Funds From Operations (Unaudited and in thousands)

	Three Months Ended December 31, 2014	Year Ended December 31, 2014
Funds From Operations (FFO)
Net income	$145	$976
Add:
Depreciation and amortization, including amounts in discontinued operations	8,443	28,615
Depreciation and amortization from unconsolidated joint ventures	66	357
Loss on sale of real estate	-	150
Deduct:
Gains on sale of real estate	-	2,125
Gain on sale of real estate from unconsolidated joint ventures	3	3
FFO	$8,651	$27,970
Company share of FFO (1)	$8,183	$25,641

FFO	$8,651	$27,970
Add:
Non-recurring legal fees	205	585
Acquisition expenses	627	2,038
Recurring FFO	$9,483	$30,593
Company share of Recurring FFO(1)	$8,970	$28,049

(1)

Based on the weighted average interest in our Operating Partnership of approximately 94.6% and 91.8% for the three months ended December, 31, 2014 and the year ended December 31, 2014, respectively. Company share of FFO includes FFO allocated to participating securities of $38 and $102 for the three months ended December, 31, 2014 and the year ended December 31, 2014, respectively.